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                                                                    Exhibit 99.1

                    Multilink Technology Corporation Reports
                           Second Quarter 2002 Results

Somerset, New Jersey U.S.A. - August 13, 2002 - Multilink Technology Corporation (Nasdaq: MLTC) today reported results for the second quarter ended June 30, 2002. Total revenues for the second quarter of 2002 were $5.0 million, compared with $10.1 million for the first quarter of 2002 and $35.1 million in the second quarter of 2001. Pro forma gross margins for the second quarter of 2002 were 32.5%, compared with 40.9% in the first quarter of 2002 and gross margins of 63.8% in the second quarter of 2001. Pro forma net loss for the second quarter of 2002 was $17.5 million, or diluted EPS ($0.24), compared with a net loss of $9.1 million, or diluted EPS ($0.13), in the first quarter of 2002 and net income of $0.8 million, or diluted EPS $0.01, in the second quarter of 2001.

Total revenues for the six months ended June 30, 2002 were $15.1 million, compared with $66.2 million for the six months ended June 30, 2001. Pro forma gross margins for the six months ended June 30, 2002 were 38.1%, compared with 63.6% for the six months ended June 30, 2001. Pro forma net loss for the six months ended June 30, 2002 was $26.6 million, or diluted EPS ($0.37), compared with net income of $1.3 million, or diluted EPS $0.02, for the same period in 2001.

"The markets for our legacy products have undergone further deterioration during the past three months, and our global list of tier-1 and emerging customers continues to order and forecast very cautiously. At the same time, we are taking significant actions to ensure that we are well positioned to emerge from the downturn with the right-size employee team, strong global customer engagements and a product portfolio focused outside of the optical core that provides enterprise and broadband system vendors with leverage of existing, high-bandwidth infrastructure," stated Dr. Richard Nottenburg, Multilink's Chairman, President and Chief Executive Officer.

GAAP Basis Results
Pro forma operating results exclude certain items reported under generally accepted accounting principles (GAAP), including deferred stock compensation, write downs to inventories and related charges to cost of revenues, an asset impairment charge and a valuation allowance recorded to fully reserve for deferred tax assets. Pro forma results also exclude the positive impact on gross margins from the sale of inventory written down to its net realizable value in the first and fourth quarters of 2001 and the positive impact to gross margins and operating expenses from the adjustment of certain accruals. A detailed reconciliation of GAAP to pro forma results is provided later in this release. Gross margins under GAAP for the second quarter of 2002 were (76.9%), compared with 40.5% in the first quarter of 2002 and gross margins of 62.5% in the second quarter of 2001. Net loss attributable to common shareholders under GAAP for the second quarter of 2002 was $44.0 million, or diluted EPS ($0.60), compared with a net loss attributable to common shareholders of $10.5 million, or diluted EPS ($0.15), in the first quarter of 2002 and a net loss attributable to common shareholders of $0.9 million, or diluted EPS ($0.03), in the second quarter of 2001.

Gross margins under GAAP were 1.8% for the six months ended June 30, 2002, compared with gross margins of 54.8% for the same period in 2001. The net loss attributable to common shareholders under GAAP for the six months ended June 30, 2002 was $54.5 million, or EPS ($0.76), compared with a net loss attributable to common shareholders of $5.3 million, or EPS ($0.17), for the same period in 2001.

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Recent Product Introduction

--------------------------------------------------------------------------------
Date             Product             Function / Description
--------------------------------------------------------------------------------
May 28, 2002     Vcat-10             The first product from our Intelligent
                 Mapper-Framer       Edge(TM) product portfolio, the VCat-10,
                 MTC6210             is the only 10 Gb/s device to offer
                                     Virtual Concatenation (VCat), which
                                     "right-sizes" the SONET/SDH channels and
                                     allows more efficient data transport and
                                     supports Link Capacity Adjustment Scheme
                                     (LCAS). LCAS increases the flexibility
                                     of the virtual concatenation by allowing
                                     dynamic reconfiguration of the VCat
                                     groups. This creates the ability to
                                     provide value-added system features such
                                     as graceful degradation and/or
                                     time-of-day services. The VCat-10 is
                                     targeted towards next-generation
                                     SONET/SDH equipment and next-generation
                                     router/multi-service switch (MSS)
                                     platforms incorporating the flexibility
                                     of datacom with the resiliency of
                                     SONET/SDH.
--------------------------------------------------------------------------------

Financial Guidance
Multilink expects revenue for the three months ended September 30, 2002 to decline to the low, single-digit millions range. The company further expects earnings per share, excluding charges related to the realignment program, in the range of ($0.24) to ($0.25) for the third quarter. On April 30, 2002, Multilink provided financial guidance for the year 2002 based on customer revenue forecasts. At this time, the company will not provide updated revenue guidance beyond the third quarter, and does not expect to achieve the previously stated guidance for the fourth quarter of 2002. The continued limited visibility to new customer orders and additional reductions to carrier capital spending prohibit the company from forecasting revenues with adequate certainty.

Earnings Conference Call
Multilink will hold a conference call to discuss quarterly results and financial guidance today, August 13, 2002, at 5:00 pm EDT. The conference call will be broadcast over the Internet. To listen to the call, please visit Multilink's web-site at http://www.mltc.com and then select Investor Relations and the link to `Earnings Announcement' approximately ten minutes before the start of the call. Please note that it will be necessary to have Windows Media Player installed on your computer to listen to the call and that this will be available for downloading from the Multilink site. A replay of the call, in it's entirety, will be available on the website for approximately seven days following the live call.

About Multilink:
Multilink Technology Corporation designs, develops and markets advanced-mixed-signal integrated circuits, modules, VLSI products and higher-level assemblies designed to enable the next generation of high-speed optical networking systems. By providing our customers with sophisticated products developed by utilizing systems level expertise and a high level of component integration, we facilitate our customers' ability to meet their time-to-market requirements. Our products span the markets from Metro to Ultra Long Haul optical transport equipment with a focus on the fastest commercially available speeds of 10 Gb/s and higher. Multilink is headquartered in Somerset, New Jersey with additional offices located throughout North America and Europe.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:
This release and our comments during the conference call may contain forward-looking statements that are based on our current expectations, estimates and projections about our industry, and reflect management's beliefs and certain assumptions made by us based upon information available to us at this time. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements speak only as of the date hereof. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Multilink include, but are not limited to, general economic conditions and specific conditions in the markets we address, including the recent significant economic slowdown in the technology sector and semiconductor industry; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the rate at which our present and future customers and end-users adopt Multilink's technologies and products in our target markets; delays in the adoption and acceptance of industry standards in those markets; the qualification, availability and pricing of competing products and technologies and the resulting effects on revenues and pricing of our products; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; our ability to protect our intellectual property; the availability and pricing of foundry and assembly capacity and raw materials; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; the effects of new and emerging technologies; the risks and uncertainties associated with our international operations; changes in our product or customer mix; the quality of our products and any remediation costs; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

                                - Tables Follow -

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                        Multilink Technology Corporation
                      Consolidated Statement of Operations
                  (in thousands, except for per share amounts)
                                   (unaudited)

                                                                     Three Months Ended      Six Months Ended
                                                                          June 30,               June 30,
                                                                    ----------------------------------- ---------
                                                                      2002        2001        2002        2001
                                                                    --------    --------    --------    --------
Total revenues                                                      $  4,959    $ 35,103    $ 15,050    $ 66,171
Cost of revenues, excluding deferred stock compensation                2,092      12,721       7,537      24,070
Inventory write down and related charges                               5,307          --       5,307       4,895
Fixed asset impairment                                                 1,051          --       1,051          --
Deferred stock compensation                                              324         445         888         921
                                                                    --------    --------    --------    --------
Total cost of revenues                                                 8,774      13,166      14,783      29,886
                                                                    --------    --------    --------    --------
Gross profit                                                          (3,815)     21,937         267      36,285

Operating expenses:
Research and development, excluding deferred stock compensation       11,949      13,259      24,738      25,795
Sales and marketing, excluding deferred stock compensation             3,720       4,507       7,652       8,034
General and administrative, excluding deferred stock compensation      2,068       3,310       4,466       6,256
Deferred stock compensation                                            2,501       2,303       4,714       4,884
                                                                    --------    --------    --------    --------
Total operating expenses                                              20,238      23,379      41,570      44,969

Operating loss                                                       (24,053)     (1,442)    (41,303)     (8,684)

Other income and expenses                                                 95          44         486         159
                                                                    --------    --------    --------    --------
Loss before benefit for income taxes                                 (23,958)     (1,398)    (40,817)     (8,525)
Provision (benefit) for income taxes                                  20,062        (545)     13,694      (3,221)
                                                                    --------    --------    --------    --------

Net loss                                                            $(44,020)   $   (853)   $(54,511)   $ (5,304)
                                                                    ========    ========    ========    ========

Accretion of preferred stock to redemption value                          --          --          --          24

Net loss per common share basic and diluted                         $  (0.60)   $  (0.03)   $  (0.76)   $  (0.17)
                                                                    ========    ========    ========    ========
Weighted average shares basic and diluted                             72,911      33,688      71,807      31,874
                                                                    --------    --------    --------    --------

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                        Multilink Technology Corporation
          Reconciliation of Pro forma Net Income and Earnings Per Share
                  (in thousands, except for per share amounts)
                                   (unaudited)

                                                                           Three Months Ended       Six Months Ended
                                                                                June 30,                June 30,
                                                                           --------------------    -------------------
                                                                             2002        2001        2002       2001
                                                                           --------    --------    --------   --------
Net loss attributable to common shareholders                               $(44,020)   $   (853)   $(54,511)  $ (5,328)
                                                                           ========    ========    ========   ========

Deferred stock compensation                                                   2,825       2,748       5,602      5,805
Positive gross margin impact related to inventories written down               (215)          0        (735)         0
Fixed asset impairment                                                        1,051           0       1,051          0
Inventory write downs and related charges                                     5,307           0       5,307      4,895
Adjustments to accruals:
    Cost of revenues                                                         (1,038)          0      (1,038)         0
    Research and development                                                   (767)          0        (767)         0
    Sales and marketing                                                        (470)          0        (470)         0
    General and administrative                                                 (191)          0        (191)         0
                                                                           --------    --------    --------   --------
  Total adjustments to accruals                                              (2,466)          0      (2,466)         0
Accretion of preferred stock                                                      0           0           0         24
Aggregate pro forma tax adjustment                                           20,003      (1,071)     19,155     (4,071)
                                                                           --------    --------    --------   --------

Pro forma net income (loss)                                                $(17,515)   $    824    $(26,597)  $  1,325

Net income (loss) per common share
 Basic                                                                     $  (0.60)   $  (0.03)   $  (0.76)  $  (0.17)
                                                                           ========    ========    ========   ========
 Diluted                                                                   $  (0.60)   $  (0.03)   $  (0.76)  $  (0.17)
                                                                           ========    ========    ========   ========


Pro forma net income (loss) per common share:
 Basic                                                                     $  (0.24)   $   0.02    $  (0.37)  $   0.04
                                                                           ========    ========    ========   ========
 Diluted                                                                   $  (0.24)   $   0.01    $  (0.37)  $   0.02
                                                                           ========    ========    ========   ========

Weighted average shares:
 Basic                                                                       72,911      33,688      71,807     31,874
                                                                           ========    ========    ========   ========
 Diluted                                                                     72,911      80,831      71,807     79,590
                                                                           ========    ========    ========   ========

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                        Multilink Technology Corporation
                            Select Balance Sheet Data
                       June 30, 2002 and December 31, 2001
                                 (in thousands)
                                   (unaudited)

                                                       June 30,    December 31,
                                                         2002         2001
Cash and short term investments                        $ 79,714     $ 92,682

Accounts receivable                                       1,524       19,849

Inventories                                               2,866        8,735

Total current assets                                   $ 88,043     $131,751

Property and equipment, net                              35,245       28,160

Total assets                                           $127,559     $187,053


Accounts payable                                       $  5,715     $  8,366

Total current liabilities                              $ 27,083     $ 33,220

Long term obligations, net of current                     7,230        1,673

Total shareholders' equity                             $ 93,246     $152,160

Total liabilities and shareholders' equity             $127,559     $187,053

A/R days (DSO)                                               28           68
Inventory days (DOS)                                         78           71

For more information, please contact:
Richard Sawchak, Director of Investor and Public Relations
Multilink Technology Corporation
300 Atrium Drive, Second Floor
Somerset, New Jersey 08873-4105
Tel: (732) 537-3776
Fax: (732) 537-3781
Email:  rsawchak@mltc.com

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